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                                                                   EXHIBIT 10.2



                           ASSIGNMENT AND ACCEPTANCE



                            Dated February 23, 2000



         Reference is made to the Credit Agreement dated as of September 17, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among The Home Depot, Inc., a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent (the "Agent"), Wachovia Bank, N.A., as Syndication Agent, and First Union National Bank and The Bank of New York, as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

         Bank of America, N.A. (the "Assignor") and Wachovia Bank, N.A. (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a 100% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a 100% interest in the Assignor's Commitment, a 100% interest in the Assignor's Swing Line Commitment, a 100% interest in the Syndicated Loans owing to the Assignor, a 100% interest in the Money Market Loans owing to the Assignor and a 100% interest in the Swing Line Loans owing to the Assignor.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document finished pursuant thereto, other than it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof (without giving effect to assignments thereof which have not yet become effective), its Commitment is $95,000,000, its Swing Line Commitment is $50,000,000, the aggregate outstanding principal amount of Syndicated Loans owing to Assignor is $0.00, the aggregate outstanding principal amount of the Money Market Loans owing to Assignor is $0.00, and the aggregate outstanding principal amount of the Swing Line Loans owing to the Assignor is $_0.00; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for new Notes, each dated the date of the "Effective Date" (as hereafter defined) and payable to the order of the Assignee, as follows: a Syndicated Loan Note in the principal amount



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of $95,000,000, a Money Market Loan Note in the principal amount of
$800,000,000 and a Swing Line Note in the principal amount of $50,000,000.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office currently in effect for the Assignee under the Credit Agreement, and (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action.

         4. The Effective Date for this Assignment and Acceptance shall be Feb. 23, 2000 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower (if required).

         5. Upon such execution and acceptance by the Agent, from and after the Effective Date, (i) the Assignee shall be a part to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent, from and after the effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.



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                                             BANK OF AMERICA, N.A.

                                             By: /s/ Kathryn W. Robinson
                                                -------------------------------
                                             Name:   Kathryn W. Robinson
                                             Title:  Managing Director


                                             WACHOVIA BANK, N.A.

                                             By: /s/ Thomas L. Gleason
                                                -------------------------------
                                             Name:   Thomas L. Gleason
                                             Title:  Senior Vice President


                                             BANK OF AMERICA, N.A.,
                                             As Agent

                                             By: /s/ Kathryn W. Robinson
                                                 ------------------------------
                                             Name:   Kathryn W. Robinson
                                             Title:  Managing Director



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